EXHIBIT 99.2

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Financial Statements

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Financial Statements

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Combined Balance Sheets

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,441	$12,630
Accounts receivable	977	601
Income tax receivable	336	—
Other current assets	4,059	2,703

Total current assets	12,813	15,934

Property, furniture and equipment, net	9,268	8,951
Goodwill, net	19,873	19,873
Intangible assets, net	11,634	12,345
Other long-term assets	2,156	1,857

Total assets	$55,744	$58,960

LIABILITIES AND BUSINESS EQUITY
Current liabilities:
Outstanding checks not yet cleared bank	$1,052	$346
Current portion of bank loans	7,000	12,500
Current portion of notes payable	8	7
Income taxes payable	—	511
Sundry creditors and other accounts payable	6,855	5,566
Deferred income taxes	361	361

Total current liabilities	15,276	19,291

Deferred income taxes	600	600
Bank loans	—	3,500
Notes payable	45	52

Total liabilities	15,921	23,443

Minority interest	1,175	3,231

Business equity:
Business equity	38,650	32,252
Accumulated other comprehensive income (loss)	(2)	34

Total business equity	38,648	32,286

Commitments and contingencies
Total liabilities and business equity	$55,744	$58,960

See Notes to Unaudited Combined Financial Statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Unaudited Combined Statements of Operations

(In thousands)

	Nine Months Ended September 30,
	2003	2002
Revenues	$57,446	$51,034

Operating expenses:
Cost of service	32,157	29,013
Sales, general and administrative	12,677	13,655

	44,834	42,668

Operating income	12,612	8,366

Other income (expense):
Other income	622	611
Interest income	45	112
Interest expense	(492)	(1,053)
Loss on sale of subsidiary shares	—	(7,217)
Minority interest in earnings	(1,352)	(692)

	(1,177)	(8,239)

Income before income taxes	11,435	127
Income taxes	4,995	2,380

Net income (loss)	$6,440	$(2,253)

See Notes to Unaudited Combined Financial Statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE ACQUIRED BY GLOBAL PAYMENTS INC.

Unaudited Combined Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$6,440	$(2,253)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,696	1,286
Amortization of acquired intangibles	730	873
Minority interest in earnings	1,352	692
Loss on sale of subsidiary shares	—	7,217
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable and other current assets	(1,734)	(920)
Other assets	(516)	(639)
Income taxes payable/receivable	(848)	1,998
Sundry creditors and other accounts payable	1,006	(703)

Net cash provided by operating activities	8,126	7,551

Cash flows from investing activities:

Capital expenditures	(1,815)	(2,238)

Net cash used in investing activities	(1,815)	(2,238)

Cash flows from financing activities:
Net payments on bank and other loans	(8,713)	(12,094)
Net payments on notes payable	(5)	(5)
Net change in outstanding checks not yet cleared bank	705	(1,671)
Redemption of subsidiary common stock	—	(1,020)
Proceeds from issuance of subsidiary common stock	—	5,500
Proceeds from sale of subsidiary common stock	—	4,000
Distributions to minority interests	(3,451)	—

Net cash used in financing activities	(11,464)	(5,290)

Effect of exchange rate changes on cash	(36)	(5)

(Decrease) increase in cash and cash equivalents	(5,189)	18
Cash and cash equivalents, beginning of period	12,630	13,221

Cash and cash equivalents, end of period	$7,441	$13,239

Noncash investing activities:
Reallocation of goodwill in acquisition	$—	$(22,621)
Intangible assets acquired in acquisition	—	18,986
Acquisition of minority interest	—	3,635

See Notes to Unaudited Combined Financial Statements.

CERTAIN OPERATIONS OF

LATIN AMERICA MONEY SERVICES, LLC

TO BE AQUIRED BY GLOBAL PAYMENTS INC.

Notes To Unaudited Combined Financial Statements

September 30, 2003 and 2002

(In thousands of U.S. Dollars, except share data)

NOTE 1—COMBINATION AND PRESENTATION

On November 12, 2003, Global Payments Inc., or Global Payments, completed the acquisition of Latin America Money Services, LLC, or LAMS, a Delaware limited liability company which directly owned a majority of the outstanding equity interests in DolEx Dollar Express, Inc., a Texas corporation, or DolEx, and indirectly owned a majority of the outstanding equity interests in DolEx Envios, S.A. de C.V., a Mexican subsidiary of DolEx, or DolEx Envios. The transaction was structured as a merger of GP Ventures (Texas), Inc., a Delaware corporation and wholly-owned subsidiary of Global Payments, into LAMS, with LAMS remaining as the surviving entity in the merger. Global Payments also acquired the remaining equity interests in DolEx that were not already owned by LAMS from the DolEx Class B shareholders. As a result of the transaction, LAMS, a holding company, is now a wholly-owned subsidiary of Global Payments, DolEx, the primary operating company, is a wholly-owned subsidiary of LAMS and DolEx Envios is a majority-owned subsidiary of DolEx because one share of DolEx Envios is owned by GP Finance, Inc., a wholly-owned subsidiary of Global Payments. The acquired operations are collectively referred to as the Acquired Companies.

The accompanying combined financial statements include the combined assets and liabilities and the related operations of the Acquired Companies. This presentation represents the companies to be acquired by Global Payments, and therefore excludes the assets, liabilities, and business equity of the subsidiaries of the Acquired Companies not being acquired by Global Payments. Accordingly, the accompanying combined financial statements also exclude the results of operations for those entities. All significant intercompany accounts and transactions of the Acquired Companies have been eliminated. These financial statements have been presented on the historical cost basis in accordance with the accounting principles generally accepted in the United States of America. No adjustments have been made to reflect any effects of the Global Payments acquisition discussed above. Accordingly, these combined financial statements are not necessarily indicative of the results of the Acquired Companies which would have occurred or which will occur in the future, had the effects of the acquisition been reflected.

The financial statements included herein have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted, although the Acquired Companies believes that the disclosures are adequate and the information presented is not misleading. It is suggested that these financial statements be read in conjunction with the combined financial statements and notes thereto included in the Acquired Companies’ audited combined financial statements appearing elsewhere in this Form 8-K for the years ended December 31, 2002 and 2001. In the opinion of management, the information furnished reflects adjustments of a normal and recurring nature and include those necessary for a fair presentation of the combined financial information for the interim periods reported.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Customers are charged fees based on the nature and amount of the transactions performed by the Acquired Companies on the customers’ behalf. Such fees are recognized as revenue when received. Customers are quoted an exchange rate for each money transfer request. The Acquired Companies purchase local currencies at the best available rate, which generally results in a currency exchange gain. Currency exchange gains or losses are recognized when customers’ requests are settled.

Commissions are paid to agents based on the nature and amount of the transactions performed for the Acquired Companies by the agents. Such commissions are recognized as expense when incurred and are included in cost of service in the combined statements of operations.

Goodwill and Intangible Assets

Goodwill represents the excess cost over fair value of net assets acquired, and for the periods prior to December 31, 2001, was being amortized on a straight-line basis over a 25-year period. For periods beginning on January 1, 2002, goodwill is no longer being amortized, but instead is tested for impairment at least annually.

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, or SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, upon adoption.

The Acquired Companies recognized no transitional impairment losses on the date of adoption. Further, the Acquired Companies recognized no impairment losses as a result of the impairment testing for the period ended September 30, 2002.

NOTE 3 – ACQUISITIONS AND GOODWILL

In September 2000, LAMS acquired a 51% interest in DolEx. At the time of the purchase, LAMS also entered into an option agreement with the minority shareholders that provided LAMS the ability to increase its ownership at nominal consideration should DolEx not achieve specified earning targets in years 1 and 2 following the acquisition. During 2002, it did not appear to LAMS that DolEx was going to meet the contractually specified earnings targets, which were also not satisfied for the period ended September 30, 2001. LAMS and the minority shareholders negotiated a revision to the original purchase and option agreement and a restructure of DolEx effective February 15, 2002. On the date LAMS renegotiated the option agreement, it was expected LAMS would have earned the right to exercise control of 100% of DolEx on the date specified in the original contract September 30, 2002. The restructure provided for the redemption of 100% of the common shares owned by the minority shareholders in DolEx for $1,020, the sale of 61,569 shares of DolEx owned by LAMS for $4,000 to the minority shareholders, the issuance and sale of 84,756 of new DolEx common shares to the minority shareholders for $5,500, and an option for the minority shareholders to purchase up to 250,696 of additional DolEx common shares contingent upon specified DolEx earning targets for the year ended December 31, 2002. This renegotiated contract sold 13% of DolEx to the minority shareholders at February 15, 2002 for a net purchase price of $8,480 and included an option for a 15.85% reduction in ownership interest based upon future earnings forecasts that were reasonably likely to be achieved at nominal consideration (i.e., 1 cent per share).

As it was expected, based upon the earnings targets specified in the original purchase and option agreement, LAMS would earn the right to acquire 100% of DolEx for nominal additional consideration and the transaction to sell 28.85% of DolEx to the minority shareholders through the newly issued reorganization and option agreement, resulting in a step acquisition and reorganization which was accounted for as one transaction. This transaction resulted in the increase in LAMS’ ownership from 51% to 71.15% at February 15, 2002. LAMS has recorded a loss of $7,217 at February 15, 2002 for the 28.85% ownership sold to minority shareholders for a net consideration of $8,480.

Goodwill relating to the DolEx acquisition was approximately $50,586 at December 31, 2001. As a result of the step acquisition from 51% to 100%, goodwill was reallocated as no additional consideration was paid for the net assets acquired, resulting in an increase in investment in subsidiary through the acquisition of minority interest of approximately $3,635, an increase in intangible assets of approximately $18,986, and a reduction in goodwill of $22,621.

In connection with the sale of the 28.85% interest in the minority shareholders for $8,480 in cash, LAMS has reflected a decrease in investment is subsidiary of approximately $2,162, intangible assets of approximately $5,477, and goodwill of approximately $8,058, and recognized a loss on the sale of subsidiary shares of $7,217 at February 14, 2002.

The intangible assets acquired in the step acquisition, net of the reduction from the sale of shares, include computer software of approximately $608 with a five-year average useful life, operating leases of approximately $2,371 with a five-year average useful life, and customer base of approximately $1,418 with a three-year average useful life, and will be amortized over the estimated percentage of decline in the future income generated by the customers, registered trademark of approximately $9,068 that is not subject to amortization, and state licenses of approximately $44 that are not subject to amortization.

Effective July 24, 2003, the shareholders of LAMS and the minority shareholders of DolEx have come to an agreement on the total number of shares exercisable under the option agreement to be 164,779.